AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 2015

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERDYNE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5572576
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer No.) Identification Number)

Jefferson Place

100 Jefferson Blvd, Suite 200

Warwick, Rhode Island 02888

(Address of Principal Executive Offices) (Zip Code)

Powerdyne International, Inc. 2014 STOCK INCENTIVE PLAN

(Full title of the Plan)

James F. O’Rourke

Powerdyne International, Inc.

Jefferson Place

100 Jefferson Blvd, Suite 200

Warwick, Rhode Island 02888

(Name and address of agent for service)

(401) 739-3300

(Telephone number, including area code, of agent for service)

WITH A COPY TO:

Leslie Marlow, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Do not check if smaller reporting company):

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED (1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED AGGREGATE OFFERING PRICE (3)	AMOUNT OF REGISTRATION FEE (4)

Common Stock, par value $0.0001 per share, under the 2014 Stock Incentive Plan	100,000,000	$0.0005	$50,000	$5.81

(1)	The securities to be registered include options and rights to acquire the common stock of Powerdyne International, Inc. (the “Common Stock”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

Estimated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the plan is based upon the average of the high and low prices of the Common Stock on July 7, 2015, as reported by the OTCBB.

(4)	Calculated under Section 6(b) of the Securities Act as .00011620 of the aggregate offering price.

EXPLANATORY NOTE

Powerdyne International, Inc. (the “Registrant” or the “Company”) hereby files this Registration Statement on Form S-8 relating to its common stock, par value $0.0001 per share (the “Common Stock”), which have been reserved for issuance and are issuable pursuant to the Powerdyne International, Inc. 2014 Stock Incentive Plan (hereinafter referred to as the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this Registration Statement and the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on April 14, 2015;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the Commission on May 15, 2015;
●	Our Current Reports on Form 8-K filed with the Commission on February 27, and March 11, 2015; and
●	The description of our common stock set forth in our registration statement on Form 10-12G/A filed with the Commission on October 2, 2008 (File No. 000-53259).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our certificate of incorporation, as amended, provides for indemnification of our directors, executive officers and certain other individuals to the fullest extent permitted by the Delaware General Corporation Law, and our by-laws provide for indemnification of our directors, executive officers and certain other individuals to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Document

4.1	Certificate of Incorporation (1)
4.2	By-Laws (1)
4.3	Certificate of Merger (1)
4.4	Certificate of Amendment to Certificate of Incorporation (1)
4.5	Certificate of Amendment to Certificate of Incorporation (1)
4.6	Certificate of Amendment to Certificate of Incorporation (2)
4.7	Powerdyne International, Inc. 2014 Stock Incentive Plan (2)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (3)
23.1	Consent of Anton & Chia, LLP, Independent Registered Public Accounting Firm (3)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)(3)
24.1	Power of Attorney of directors and certain officers of the Company (included on the signature page to this registration statement)(3)

(1)	Previously filed as an exhibit to the registrant’s Form S-1 filed with the Commission on February 28, 2011 (File No. 333-172509), and incorporated herein by reference.
(2)	Previously filed as an exhibit to the registrant’s Definitive Information Statement on Schedule 14C filed with the Commission on January 22, 2015.
(3)	Filed herewith.

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ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply to this Registration Statement if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warwick, Rhode Island, on the 8th day of July, 2015.

POWERDYNE INTERNATIONAL, INC.

By:	/s/ James F. O’Rourke
Name: James F. O’Rourke
Title: President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Linda H. Madison
Name: Linda H. Madison
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

POWERS OF ATTORNEY AND SIGNATURES

Each of the undersigned, whose signature appears below, hereby constitutes and appoints James F. O’Rourke as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and any and all additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, or his, her or their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his, her or their substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. O’Rourke	Chief Executive Officer (Principal Executive Officer) and Director	July 8, 2015
James F. O’Rourke

/s/ Linda H. Madison	Chief Financial Officer (Principal Financial and Accounting Officer)	July 8, 2015
Linda H. Madison

/s/ John M. Faulhaber	Director (Chairman of the Board)	July 8, 2015
John M. Faulhaber

Director
Dale P. Euga

/s/ Arthur M. Read, II, Esq.	Director	July 8, 2015
Arthur M. Read, II, Esq.

/s/ Robert C. Hemsen	Director	July 8, 2015
Robert C. Hemsen

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Exhibit Index

Exhibit No.	Description of Document

4.1	Certificate of Incorporation (1)
4.2	By-Laws (1)
4.3	Certificate of Merger (1)
4.4	Certificate of Amendment to Certificate of Incorporation (1)
4.5	Certificate of Amendment to Certificate of Incorporation (1)
4.6	Certificate of Amendment to Certificate of Incorporation (2)
4.7	Powerdyne International, Inc. 2014 Stock Incentive Plan (2)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (3)
23.1	Consent of Anton & Chia, LLP, Independent Registered Public Accounting Firm (3)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)(3)
24.1	Power of Attorney of directors and certain officers of the Company (included on the signature page to this registration statement)(3)

(1)	Previously filed as an exhibit to the registrant’s Form S-1 filed with the Commission on February 28, 2011 (File No. 333-172509), and incorporated herein by reference.
(2)	Previously filed as an exhibit to the registrant’s Definitive Information Statement on Schedule 14C filed with the Commission on January 22, 2015, and incorporated herein by reference.
(3)	Filed herewith.

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